FOR IMMEDIATE RELEASE

CONTACTS:       Alanco Investor Relations        Equity Communications
--------        (480) 607-1010                   Ira Weingarten
                www.alanco.com                   (805) 897-1880
                --------------                   ira@equitycommunication.com
                                                 ---------------------------

                         Alanco's Second Quarter Results

                    2nd Quarter Sales Triple to $5.6 Million
                 With Significant Improvement in Net Loss/EBITDA
                          Compared to Prior Year Period

(Scottsdale, AZ - February 15, 2007) - Alanco Technologies, Inc., (NASDAQ:
ALAN), a leading provider of wireless tracking and asset management solutions, today announced that sales revenue for its fiscal quarter ended December 31, 2006 more than tripled to $5,591,100, compared to $1,624,900 for the comparable period in the prior fiscal year. The second quarter net loss attributable to common stockholders was ($659,500), or ($0.04) per share, a 38% improvement compared to the net loss incurred in the prior year second quarter of ($1,059,100), or ($0.09) per share. Second quarter EBITDA loss (earnings before interest, taxes, depreciation and amortization) decreased 82% to ($157,200) from ($893,000) for the comparable quarter of the prior year. The quarter's tripled sales revenue was primarily due to contribution from recently acquired StarTrak Systems. Each of the Company's three business segments, as well as reduced corporate expenses, contributed to the period's dramatic EBITDA improvement.

Alanco Chairman and Chief Executive Officer, Robert R. Kauffman, commented, "These improved second quarter results are in line with management's expectations and consistent with our plan to achieve profitability during the current fiscal year. In the second half we anticipate continued improvement in all business segments, particularly StarTrak due to increased market penetration through expanded deployment of their new, lower cost Sentry truck trailer product line."

Alanco Technologies, Inc. (NASDAQ: ALAN), headquartered in Scottsdale, Arizona, is a rapidly growing provider of wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. Corporate website: www.alanco.com
                    --------------

StarTrak Systems is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. StarTrak offers complete integrated solutions for refrigerated trailers, trucks, railcars, and containers. Additional information is available at www.StarTrak.com.
                                       ----------------

Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. TSI PRISM systems track and record the location and movement of inmates and officers, resulting in enhanced facility safety and security and significant staff productivity improvements. Utilizing proprietary RFID (Radio Frequency Identification) tracking technology, TSI PRISM provides real-time inmate and officer identification, location and tracking both indoors and out, and is currently utilized in prisons in Michigan, California, Illinois, Ohio, Missouri, and Virginia. Additional information is available at www.TSIPRISM.com.
----------------

The Company also participates in the data storage industry through its wholly owned subsidiary, Excel/Meridian Data, Inc., a manufacturer of Network Attached Storage (NAS) systems. Excel delivers uniquely scalable, manageable and cost-effective storage solutions for all network storage customers. For further information, visit www.emdstorage.com.
                   ------------------

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES WHICH MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND TO REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

                                 (table follows)

                            Alanco Technologies, Inc.
                  Condensed Consolidated Financial Information

                                                 3 months ended December 31,
                                                    2006            2005
                                                -------------   -------------
NET SALES                                       $  5,591,100    $  1,624,900
                                                =============   =============

NET LOSS                                        $   (640,400)   $ (1,041,800)
  Preferred stock dividends - in kind                (19,100)        (17,300)
                                                -------------   -------------
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS        $   (659,500)   $ (1,059,100)
                                                =============   =============

NET LOSS PER SHARE - BASIC AND DILUTED
  Attributable to Common Shareholders           $      (0.04)   $      (0.09)
                                                =============   =============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING        15,680,700      11,307,700
                                                =============   =============


  EBITDA Reconciliation for the Three Months Ended 12-31-06
EBITDA                                          $   (157,200)   $   (893,000)
  Net interest expense                              (253,300)        (21,700)
  Depreciation and Amortization                     (229,900)       (127,100)
                                                -------------   -------------
NET LOSS                                        $   (640,400)   $ (1,041,800)
                                                =============   =============


                                                 6 months ended December 31,
                                                    2006            2005
                                                -------------   -------------
NET SALES                                       $ 10,726,000    $  3,226,500
                                                =============   =============

NET LOSS                                        $ (1,577,500)   $ (2,106,000)
  Preferred stock dividends - in kind               (317,000)       (283,100)
                                                -------------   -------------
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS        $ (1,894,500)   $ (2,389,100)
                                                =============   =============

NET LOSS PER SHARE - BASIC AND DILUTED
  Attributable to Common Shareholders           $      (0.12)   $      (0.22)
                                                =============   =============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING        15,571,600      10,994,400
                                                =============   =============


  EBITDA Reconciliation for the Six Months Ended 12-31-06
EBITDA                                          $   (751,500)   $ (1,844,300)
  Net interest expense                              (339,400)        (42,200)
  Depreciation and Amortization                     (486,600)       (219,500)
                                                -------------   -------------
NET LOSS                                        $ (1,577,500)   $ (2,106,000)
                                                =============   =============



                                      # # #